Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2022

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2022 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2022 and 2021:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $153.9 million, or $2.02 per diluted share, during the first quarter of 2022, as compared to $209.1 million, or $2.43 per diluted share, during the first quarter of 2021. Net revenues increased by 9.3% to $3.293 billion during the first quarter of 2022 as compared to $3.013 billion during the first quarter of 2021.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2022 was $163.5 million, or $2.15 per diluted share, as compared to $210.1 million, or $2.44 per diluted share, during the first quarter of 2021.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2022, was an unfavorable after-tax unrealized loss of $9.5 million, or $.13 per diluted share, ($12.5 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2021, was a net aggregate unfavorable after-tax impact of $1.1 million, or $.01 per diluted share, consisting of the following: (i) an after-tax unrealized loss of $2.1 million, or $.02 per diluted share, ($2.8 million pre-tax which is included in “Other (income) expense, net”), resulting from a decrease in the market value of certain equity securities, and; (ii) a favorable after-tax impact of $1.1 million, or $.01 per diluted share, resulting from ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $368.3 million during the first quarter of 2022, as compared to $426.3 million during the first quarter of 2021. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $379.5 million during the first quarter of 2022, as compared to $427.1 million during the first quarter of 2021.

Acute Care Services – Three-month periods ended March 31, 2022 and 2021:

During the first quarter of 2022, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 5.7% and adjusted patient days increased by 5.5%, as compared to the first quarter of 2021. At these facilities, during the first quarter of 2022, net revenue per adjusted admission increased by 3.1% and net revenue per adjusted patient day increased by 3.3%, as compared to the first quarter of 2021. Net revenues generated from our acute care services on a same facility basis increased by 9.7% during the first quarter of 2022, as compared to the first quarter of 2021.

Behavioral Health Care Services – Three-month periods ended March 31, 2022 and 2021:

During the first quarter of 2022, at behavioral health care facilities on a same facility basis, adjusted admissions decreased by 1.9% and adjusted patient days decreased by 1.3%, as compared to the first quarter of 2021. At these facilities, during the first quarter of 2022, net revenue per adjusted admission increased by 5.8% and net revenue per adjusted patient day increased by 5.1%, as compared to the first quarter of 2021.  Net revenues generated from our behavioral health care services increased by 3.8% during the first quarter of 2022, as compared to the first quarter of 2021.

COVID-19

The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The COVID-19 vaccination process commenced during the first quarter of 2021. Since that time through the second quarter of 2021, we had generally experienced a decline in COVID-19 patients as well as a corresponding recovery in non-COVID patient activity.  However, during the third and fourth quarters of 2021, and continuing into the early part of the first quarter of 2022, our facilities generally experienced an increase in COVID-19 patients resulting from the Delta and, more recently, the highly transmissible Omicron variants. COVID-19 related patient volumes at our facilities were generally declining during the latter part of the first quarter of 2022.

The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. Like others in the healthcare industry, we continue to experience a shortage of nurses and other clinical staff and support personnel at our acute care and behavioral health care hospitals in many geographic areas. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. This staffing shortage has required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, we have been unable to fill all vacant positions and, consequently, have been required to limit patient volumes. These factors had a material unfavorable impact on our results of operations during the first quarter of 2022. The length and extent of the disruptions caused by the COVID‑19 pandemic are currently unknown; however, we expect such disruptions to continue during 2022.

Since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, including potential increases in future COVID-19 patient volumes caused by new variants of the virus, as well as related pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.  However, developments related to the COVID-19 pandemic could continue to materially affect our financial performance during 2022.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

For the three months ended March 31, 2022, our net cash provided by operating activities was $445 million as compared to $72 million during the first quarter of 2021.  The $374 million net increase in our net cash provided by operating activities during the first quarter of 2022, as compared to the first quarter of 2021, was due to: (i) a favorable change of $510 million resulting primarily from the early return of Medicare accelerated payments which were received during 2020 and repaid during the first quarter of 2021, partially offset by; (ii) an unfavorable change of $72 million in accounts receivable; (iii) an unfavorable change of $44 million resulting from a decrease in net income plus depreciation and amortization expense, stock-based compensation expense and gain/loss on sales of assets and businesses, and; (iv) $20 million of other combined net unfavorable changes.

Liquidity:

As of March 31, 2022, we had $736 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As previously announced, on February 24, 2022, our Board of Directors authorized a $1.4 billion increase to our stock repurchase program. Pursuant to this program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the first quarter of 2022, we have repurchased approximately 2.65 million shares at an aggregate cost of approximately $350.2 million (approximately $132 per share).  As of March 31, 2022, we had an aggregate available repurchase authorization of approximately $1.41 billion.

2022 Operating Results Forecast:

On February 24, 2022, we provided our 2022 operating results forecast as part of our 2021 fourth quarter and full year financial results’ announcement.  As disclosed at that time, since the future volumes and severity of COVID-19 patients remain highly uncertain and subject to change, as well as pressures on staffing and wage rates, we are not able to fully quantify the impact that these factors will have on our future financial results.

Our operating results during the first quarter of 2022 reflect continued uncertainties related to the COVID-19 pandemic as well cost escalations related to the nationwide shortage of nurses and other clinical staff and support personnel.  As a result, our labor costs were higher than anticipated, and patient volumes at our behavioral health care facilities were lower than anticipated, which unfavorably impacted our operating results during the first quarter of 2022.

At this time, we are not changing our previously released 2022 operating results forecast.  However, given the continued uncertainties related to the COVID-19 pandemic, as well as the healthcare staffing shortage and its unfavorable impact on our labor costs and behavioral health patient volumes, we may make reductions to our 2022 full year operating results forecast at a future date if the unfavorable operating trends experienced during the first quarter of 2022 do not improve.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 26, 2022. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhs.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2021 were approximately $12.6 billion. In 2022, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; and in 2021 the Company ranked #270 on the Fortune 500 and #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has over 89,000 employees and through its subsidiaries operates 28 acute care hospitals (including the newly constructed, 170-bed Northern Nevada Sierra Medical Center located in Reno, Nevada, which opened in early April, 2022), 336 behavioral health facilities, 40 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; potential increases to expenses and other costs related to staffing, supply chain, construction and medical equipment costs and other expenditures resulting from inflation; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but developments related to the COVID-19 pandemic could continue to materially affect our financial performance during 2022.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2022	2021
Net revenues	$3,292,956	3,012,987

Operating charges:
Salaries, wages and benefits	1,692,270	1,497,773
Other operating expenses	820,934	709,708
Supplies expense	371,073	347,110
Depreciation and amortization	143,784	131,403
Lease and rental expense	32,038	31,324
	3,060,099	2,717,318

Income from operations	232,857	295,669
Interest expense, net	21,673	21,957
Other (income) expense, net	11,201	835
Income before income taxes	199,983	272,877
Provision for income taxes	48,962	63,807
Net income	151,021	209,070
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(2,892)	(21)
Net income attributable to UHS	$153,913	$209,091

Basic earnings per share attributable to UHS (a)	$2.05	$2.46

Diluted earnings per share attributable to UHS (a)	$2.02	$2.43

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2022	2021
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$153,913	$209,091
Less: Net income attributable to unvested restricted share grants	(249)	(552)
Net income attributable to UHS - basic and diluted	$153,664	$208,539

Weighted average number of common shares - basic	75,030	84,782

Basic earnings per share attributable to UHS:	$2.05	$2.46

Weighted average number of common shares	75,030	84,782
Add: Other share equivalents	1,011	1,014
Weighted average number of common shares and equiv. - diluted	76,041	85,796

Diluted earnings per share attributable to UHS:	$2.02	$2.43

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2022 and 2021
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2022	revenues	March 31, 2021	revenues
Net income attributable to UHS	$153,913		$209,091
Depreciation and amortization	143,784		131,403
Interest expense, net	21,673		21,957
Provision for income taxes	48,962		63,807
EBITDA net of NCI	$368,332	11.2%	$426,258	14.1%

Other (income) expense, net	11,201		835
Adjusted EBITDA net of NCI	$379,533	11.5%	$427,093	14.2%

Net revenues	$3,292,956		$3,012,987

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2022		March 31, 2021
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$153,913	$2.02	$209,091	$2.43
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	9,537	0.13	2,137	0.02
Impact of ASU 2016-09	-	-	(1,079)	(0.01)
Subtotal adjustments	9,537	0.13	1,058	0.01
Adjusted net income attributable to UHS	$163,450	$2.15	$210,149	$2.44

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2022	2021
Net income	$151,021	$209,070
Other comprehensive income (loss):
Foreign currency translation adjustment	(18,470)	(10,346)
Other comprehensive income (loss) before tax	(18,470)	(10,346)
Income tax expense (benefit) related to items of other comprehensive income (loss)	(944)	(1,466)
Total other comprehensive income (loss), net of tax	(17,526)	(8,880)

Comprehensive income	133,495	200,190
Less: Comprehensive income (loss) attributable to noncontrolling interests	(2,892)	(21)
Comprehensive income attributable to UHS	$136,387	$200,211

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$105,999	$115,301
Accounts receivable, net	1,754,877	1,746,635
Supplies	208,302	206,839
Other current assets	232,724	194,781
Total current assets	2,301,902	2,263,556

Property and equipment	10,929,292	10,770,702
Less: accumulated depreciation	(5,010,825)	(4,896,427)
	5,918,467	5,874,275
Other assets:
Goodwill	3,949,788	3,962,624
Deferred income taxes	47,549	45,707
Right of use assets-operating leases	368,921	367,477
Deferred charges	6,310	6,525
Other	551,509	573,379
Total Assets	$13,144,446	$13,093,543

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$48,486	$48,409
Accounts payable and other liabilities	1,976,389	1,860,496
Operating lease liabilities	65,607	64,484
Federal and state taxes	55,734	10,720
Total current liabilities	2,146,216	1,984,109

Other noncurrent liabilities	475,006	464,759
Operating lease liabilities noncurrent	305,643	304,624
Long-term debt	4,250,689	4,141,879

Redeemable noncontrolling interest	4,314	5,119

UHS common stockholders' equity	5,867,872	6,089,664
Noncontrolling interest	94,706	103,389
Total equity	5,962,578	6,193,053

Total Liabilities and Stockholders' Equity	$13,144,446	$13,093,543

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$151,021	$209,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	143,784	131,403
Loss on sale of assets and businesses	1,084	0
Stock-based compensation expense	19,055	18,022
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(15,073)	56,851
Accrued interest	180	10,133
Accrued and deferred income taxes	47,548	53,769
Other working capital accounts	63,308	82,663
Medicare accelerated payments and deferred CARES Act and other grants	250	(509,448)
Other assets and deferred charges	26,042	(17)
Other	(4,020)	2,623
Accrued insurance expense, net of commercial premiums paid	41,685	35,467
Payments made in settlement of self-insurance claims	(29,431)	(18,741)
Net cash provided by operating activities	445,433	71,795
Cash Flows from Investing Activities:
Property and equipment additions	(200,002)	(247,459)
Proceeds received from sales of assets and businesses	10,232	0
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	20,710	(14,264)
Decrease in capital reserves of commercial insurance subsidiary	100	100
Costs incurred for purchase of information technology applications, net of refunds	0	(575)
Investment in, and advances to, joint venture and other	0	(129)
Net cash used in investing activities	(168,960)	(262,327)
Cash Flows from Financing Activities:
Repayments of long-term debt	(11,966)	(251,830)
Additional borrowings	117,400	0
Repurchase of common shares	(365,505)	(7,464)
Dividends paid	(14,875)	(17,018)
Issuance of common stock	3,503	3,357
Profit distributions to noncontrolling interests	(5,289)	(4,525)
Purchase (sale) of ownership interests by (from) minority member	(1,307)	7,603
Net cash used in financing activities	(278,039)	(269,877)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,232)	423
Decrease in cash, cash equivalents and restricted cash	(3,798)	(459,986)
Cash, cash equivalents and restricted cash, beginning of period	178,934	1,279,154
Cash, cash equivalents and restricted cash, end of period	$175,136	$819,168
Supplemental Disclosures of Cash Flow Information:
Interest paid	$20,388	$11,421
Income taxes paid, net of refunds	$4,423	$8,654
Noncash purchases of property and equipment	$90,730	$60,124

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		3 months ended
		3/31/2022
Acute Care Services
Revenues		9.7%
Adjusted Admissions		5.7%
Adjusted Patient Days		5.5%
Revenue Per Adjusted Admission		3.1%
Revenue Per Adjusted Patient Day		3.3%

Behavioral Health Care Services
Revenues		3.8%
Adjusted Admissions		-1.9%
Adjusted Patient Days		-1.3%
Revenue Per Adjusted Admission		5.8%
Revenue Per Adjusted Patient Day		5.1%

UHS Consolidated	Three months ended
	3/31/2022	3/31/2021
Revenues	$3,292,956	$3,012,987
EBITDA net of NCI	$368,332	$426,258
EBITDA Margin net of NCI	11.2%	14.1%
Adjusted EBITDA net of NCI	$379,533	$427,093
Adjusted EBITDA Margin net of NCI	11.5%	14.2%

Cash Flow From Operations	$445,433	$71,795
Days Sales Outstanding	48	50
Capital Expenditures	$200,002	$247,459

Debt	$4,299,175	$3,613,103
UHS' Shareholders Equity	$5,867,872	$6,513,862
Debt / Total Capitalization	42.3%	35.7%
Debt / EBITDA net of NCI (1) (2)	2.32	1.87
Debt / Adjusted EBITDA net of NCI (1) (2)	2.32	1.87
Debt / Cash From Operations (1) (2)	3.42	1.87

(1) Latest 4 quarters
(2) For the three months ended March 31, 2021, Debt, net of approximately $749 million of short-term cash investments, resulted in ratios of 1.48 for each of Net Debt/EBITDA net of NCI, Net Debt/Adjusted EBITDA net of NCI, and Net Debt/Cash from Operations.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2022 and 2021

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2022		March 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,834,779	100.0%	$1,671,836	100.0%
Operating charges:
Salaries, wages and benefits	820,210	44.7%	706,811	42.3%
Other operating expenses	437,477	23.8%	393,207	23.5%
Supplies expense	313,137	17.1%	296,478	17.7%
Depreciation and amortization	92,939	5.1%	81,184	4.9%
Lease and rental expense	17,715	1.0%	20,112	1.2%
Subtotal-operating expenses	1,681,478	91.6%	1,497,792	89.6%
Income from operations	153,301	8.4%	174,044	10.4%
Interest expense, net	638	0.0%	246	0.0%
Other (income) expense, net	201	0.0%	-	-
Income before income taxes	$152,462	8.3%	$173,798	10.4%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2022		March 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,912,316	100.0%	$1,694,542	100.0%
Operating charges:
Salaries, wages and benefits	843,906	44.1%	707,218	41.7%
Other operating expenses	482,078	25.2%	416,007	24.5%
Supplies expense	321,427	16.8%	296,479	17.5%
Depreciation and amortization	94,534	4.9%	81,362	4.8%
Lease and rental expense	20,852	1.1%	20,112	1.2%
Subtotal-operating expenses	1,762,797	92.2%	1,521,178	89.8%
Income from operations	149,519	7.8%	173,364	10.2%
Interest expense, net	638	0.0%	246	0.0%
Other (income) expense, net	201	0.0%	-	-
Income before income taxes	$148,680	7.8%	$173,118	10.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2022 and 2021

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2022		March 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,334,532	100.0%	1,285,977	100.0%
Operating charges:
Salaries, wages and benefits	745,806	55.9%	698,228	54.3%
Other operating expenses	265,691	19.9%	244,365	19.0%
Supplies expense	49,597	3.7%	50,513	3.9%
Depreciation and amortization	44,731	3.4%	45,090	3.5%
Lease and rental expense	10,724	0.8%	11,251	0.9%
Subtotal-operating expenses	1,116,549	83.7%	1,049,447	81.6%
Income from operations	217,983	16.3%	236,530	18.4%
Interest expense, net	465	0.0%	338	0.0%
Other (income) expense, net	(115)	(0.0)%	413	0.0%
Income before income taxes	$217,633	16.3%	$235,779	18.3%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2022		March 31, 2021
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,366,467	100.0%	1,315,337	100.0%
Operating charges:
Salaries, wages and benefits	753,886	55.2%	703,975	53.5%
Other operating expenses	298,467	21.8%	269,297	20.5%
Supplies expense	50,178	3.7%	51,009	3.9%
Depreciation and amortization	46,079	3.4%	46,482	3.5%
Lease and rental expense	10,820	0.8%	11,683	0.9%
Subtotal-operating expenses	1,159,430	84.8%	1,082,446	82.3%
Income from operations	207,037	15.2%	232,891	17.7%
Interest expense, net	1,365	0.1%	1,153	0.1%
Other (income) expense, net	(115)	(0.0)%	413	0.0%
Income before income taxes	$205,787	15.1%	$231,325	17.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2021.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
March 31, 2022 and 2021

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/22	03/31/21	% change	03/31/22	03/31/21	% change

Hospitals owned and leased	27	26	3.8%	336	335	0.3%
Average licensed beds	6,749	6,515	3.6%	24,243	24,018	0.9%
Average available beds	6,577	6,343	3.7%	24,143	23,918	0.9%
Patient days	405,952	392,391	3.5%	1,506,351	1,534,162	-1.8%
Average daily census	4,510.6	4,359.9	3.5%	16,737.2	17,046.2	-1.8%
Occupancy-licensed beds	66.8%	66.9%	-0.1%	69.0%	71.0%	-2.8%
Occupancy-available beds	68.6%	68.7%	-0.2%	69.3%	71.3%	-2.8%
Admissions	75,289	72,924	3.2%	112,433	115,408	-2.6%
Length of stay	5.4	5.4	-0.1%	13.4	13.3	0.7%

Inpatient revenue	$10,239,231	$9,119,184	12.3%	$2,436,474	$2,473,565	-1.5%
Outpatient revenue	5,775,539	4,580,720	26.1%	257,113	246,764	4.2%
Total patient revenue	16,014,770	13,699,904	16.9%	2,693,587	2,720,329	-1.0%
Other revenue	184,481	143,265	28.8%	66,697	62,208	7.2%
Gross hospital revenue	16,199,251	13,843,169	17.0%	2,760,284	2,782,537	-0.8%
Total deductions	14,286,935	12,148,627	17.6%	1,393,817	1,467,200	-5.0%
Net hospital revenue	$1,912,316	$1,694,542	12.9%	$1,366,467	$1,315,337	3.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/22	03/31/21	% change	03/31/22	03/31/21	% change

Hospitals owned and leased	26	26	0.0%	331	331	0.0%
Average licensed beds	6,683	6,515	2.6%	23,841	23,725	0.5%
Average available beds	6,511	6,343	2.6%	23,741	23,625	0.5%
Patient days	402,165	392,391	2.5%	1,493,766	1,519,290	-1.7%
Average daily census	4,468.5	4,359.9	2.5%	16,597.4	16,881.0	-1.7%
Occupancy-licensed beds	66.9%	66.9%	-0.1%	69.6%	71.2%	-2.2%
Occupancy-available beds	68.6%	68.7%	-0.2%	69.9%	71.5%	-2.2%
Admissions	74,933	72,924	2.8%	111,084	113,708	-2.3%
Length of stay	5.4	5.4	-0.3%	13.4	13.4	0.6%